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                            GALAXY NUTRITIONAL FOODS

FOR IMMEDIATE RELEASE:                       CONTACT:
July 2, 2003                                 Dawn M. Robert, Investor Relations
                                             Galaxy Nutritional Foods, Inc.
                                             (407) 854-0433

                        GALAXY NUTRITIONAL FOODS REPORTS
                          FISCAL YEAR END 2003 EARNINGS

                REPORTS MAJOR TURNAROUND IN OPERATING CASH FLOW,
           GROSS MARGIN, OPERATING PROFIT AND EBITDA VERSUS PRIOR YEAR


RESULTS FOR THE FISCAL YEAR ENDED MARCH 31, 2003

ORLANDO, Florida (July 2, 2003) - Galaxy Nutritional Foods (AMEX: GXY), a leading producer of nutritious plant-based dairy alternatives for the retail and foodservice markets, announced today the results for its fiscal year ended March 31, 2003. The Company reported net income of $1,034,128 for its fiscal year ended March 31, 2003 (Fiscal 2003) compared to a net loss of ($17,059,152) for its fiscal year ended March 31, 2002 (Fiscal 2002). Net loss available to common shareholders for Fiscal 2003, after non-cash preferred stock dividends and non-cash preferred stock accretion for estimated redemption value, was ($601,077), or ($0.05) per diluted share versus a net loss available to common shareholders of ($19,147,995), or ($1.81) per diluted share for Fiscal 2002.

The Company also reported a major turnaround in operating income for Fiscal 2003 versus Fiscal 2002. In Fiscal 2003, operating income was $4,064,992 (including $2,906,762 of non-cash compensation income) versus an operating loss of ($11,383,351) (including $2,373,662 of non-cash compensation expense) for Fiscal 2002. The aforementioned $2.9 million of non-cash compensation income and $2.4 million non-cash compensation expense relates primarily to the valuation of stock options and warrants in each period. In Fiscal 2003, the Company has reported four consecutive quarters of positive operating profits.

There were also major turnarounds reported in EBITDA, cash flow and gross margin in Fiscal 2003 versus Fiscal 2002. EBITDA for Fiscal 2003 was $6,230,692, or 15.6% of net sales, versus EBITDA of ($9,542,161), or (22.2%) of net sales, for Fiscal 2002. EBITDA is earnings before interest, taxes, depreciation and amortization, and is inclusive of non-cash compensation related to stock options and warrants. Additionally, the Company is reporting net cash provided by operating activities of $1,175,875 for Fiscal 2003 versus net cash used in operating activities of ($3,728,489) for Fiscal 2002. This substantial turnaround in operating cash flow is a result of key initiatives implemented over the past year, which have enabled us to strengthen internal controls, streamline operations, increase production efficiencies and reduce ingredient and packaging costs. Gross margin for Fiscal 2003 has also greatly improved to 30% versus 18% for Fiscal 2002 due to the implementation of the aforementioned key initiatives along with the strategic reduction of non-core items produced, as well as a sales mix focused towards higher margin branded products.

Net sales for Fiscal 2003 were $40,008,769 compared to net sales of $42,927,104 for Fiscal 2002, a decrease of 6.8% due primarily to management's decision to reduce the amount of lower margin, non-branded business, which it had previously.

Results for the year ended March 31, 2003, reflect a correction of the calculation for preferred stock accretion. This correction results in additional non-cash preferred stock accretion for estimated redemption value, which decreases the net income available to common shareholders by $161,692 and $223,588 in the quarters ended June 30 and September 30, 2002, respectively. Additionally, it increases the net loss available to common shareholders by $1,079,173 in the quarter ended December 31, 2002. However, this correction has no affect on revenue, operating income, net income, or cash flow. The Company plans to reflect this correction in its filing on Form 10-K and plans to file amended Forms 10-Q for the quarters ended June 30, September 30, and December 31, 2002.

RESULTS FOR THE 4TH QUARTER ENDED MARCH 31, 2003

For the fourth quarter ended March 31, 2003, the Company reported a net loss of ($241,059) compared to a net loss of ($9,950,452) for its fourth quarter ended March 31, 2002. After non-cash preferred stock dividends and non-cash preferred stock accretion for estimated redemption value, net income available to common shareholders for the quarter ended March 31, 2003 was $70,755, or $0.01 per diluted share versus a net loss available to common shareholders of ($10,505,757), or ($0.92) per diluted share for the quarter ended March 31, 2002. Operating income for the fourth quarter ended March 31, 2003 was $329,937 (including $112,132 of non-cash compensation income) versus an operating loss of ($6,642,806) (including $303,418 of non-cash compensation expense) for the same quarter last year.

MANAGEMENT COMMENTS

Christopher J. New, Galaxy's CEO, stated, "During Fiscal 2003, Galaxy's Board of Directors and senior management made vital decisions relative to operations and growth strategies which resulted in major turnarounds in operating cash flow, gross margin, operating profit, and EBITDA. These were crucial steps toward transforming our business and achieving the positive results we are reporting today. I expect these positive trends to continue into Fiscal 2004 as we continue to strengthen operations and strategically manage sales. The recent equity raise and financial restructuring announced on June 2, 2003 were also key events, which will play a major role in our ability to efficiently and effectively grow our business during Fiscal 2004. These events provide Galaxy with additional working capital, reduced debt service and a more favorable debt structure."

Mr. New continued, "Our growth plan and key initiatives for Fiscal 2004 include leveraging our strategic brand platforms and category awareness, especially in the super-mass category of the retail market, forming new international partnerships, introducing a new product position with broader mass market appeal, and developing effective micro-marketing methods and promotional partnerships. We now have a solid foundation from which to launch these efforts with strong product positions in each of our primary distribution channels. Our goal is to successfully implement these initiatives through disciplined focus and resolute execution."

RECENT DEVELOPMENTS

o Textron Financial Corporation has replaced Finova Capital Corporation as Galaxy's asset-based lender. As a result of this change, we have significantly improved our cash availability due to lower interest rates and higher advance rates on eligible accounts receivable and inventory items.

o We raised $3.85 million through private placements of Galaxy common stock to several investors including Fromageries Bel, a leading international dairy company, Fred DeLuca, the founder of Subway(R), Apollo Capital Management Group, L.P. and Apollo MicroCap Partners, L.P., investment funds based in St. Petersburg, Florida, David Lipka, a director of Galaxy, and John Ruggieri, Galaxy's Vice President of Manufacturing. $2 million of the proceeds from these transactions was used to repay one-half of the $4 million subordinated debt with Finova Mezzanine Capital, Inc. (FMC). The balance of the proceeds will be used for working capital purposes.

o SouthTrust Bank increased its lending position in Galaxy with a new $2 million term loan. These funds were used to repay the remaining balance of Galaxy's $4 million subordinated debt with FMC. The new $2 million term loan was consolidated with the Company's previously outstanding $8.1 million equipment loan. The new consolidated $10.1 million loan extends the maturity date on the original loan from March 2005 to June 2009 with a more favorable amortization.

o Galaxy entered into a master distribution and licensing agreement with Fromageries Bel, the number one branded cheese company in Europe with sales of approximately $2.3 billion. Fromageries Bel has the exclusive rights to distribute certain Galaxy products to the fifteen European Union States and to more than twenty-one other European countries and territories. We will share key learnings and marketing strategies and Bel will create and support commercial plans for the development and distribution of these products within their exclusive territories.

o Galaxy's Board of Directors recently approved the appointment of Patrice Videlier as a Director of the company. Patrice is the Senior Vice President of Marketing for Fromageries Bel and has held various executive positions with Fromageries Bel since joining them in 1990. Prior to joining Fromageries Bel, he spent twenty years with the Unilever Company. Galaxy's Board is now comprised of 8 directors - 6 outside directors and two employees.

BUSINESS OUTLOOK

The following statements are forward-looking and actual results may differ materially. Please refer to Galaxy's quarterly and annual reports as filed with the Securities and Exchange Commission (SEC) for a more complete description of risks.

FISCAL YEAR ENDED MARCH 31, 2004 GUIDANCE

o We expect annual top line sales for Fiscal 2004 to increase 10% or more versus the prior fiscal year as key growth strategies are implemented into the market place and begin taking effect. However, we expect that first quarter sales will decrease by approximately 10% or more versus the first quarter of the prior year due to the Company's strategic decision to focus first quarter selling efforts on higher margin branded products versus lower margin non-branded products

o We expect to report comparable or improved gross margins for Fiscal 2004 as compared to Fiscal 2003.

o    We  expect  to  report  positive  operating  profits  (excluding   non-cash
     compensation) for Fiscal Year 2004.

o We expect EBITDA (excluding non-cash compensation) to remain at positive levels throughout Fiscal 2004.

o With the conclusion of our financial restructuring on May 30, 2003, we expect to report positive cash flow from operating activities for Fiscal 2004.

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

CONFERENCE CALL AND WEBCAST INFORMATION

We are also announcing a teleconference and web-cast of the COMPANY'S FISCAL YEAR END 2003 EARNINGS RESULTS AT 10:00AM ON THURSDAY, JULY 3, 2003. The conference call invites all shareholders and interested parties to call in on a toll free line to ask questions about the Company's results and discuss future plans. The toll free number for U.S. and Canada callers is 1-800-946-0706. All other international callers should dial: 1-719-457-2638. THE CONFERENCE CALL PASS CODE FOR ALL PARTICIPANTS IS 452667.

The call will be simultaneously web-cast at the following link:
HTTP://WWW.FIRSTCALLEVENTS.COM/SERVICE/AJWZ384145589GF12.HTML

Individuals within the U.S. and Canada that cannot access the call are invited to listen to a digitally recorded version by calling the toll free number:
1-888-203-1112. All other international callers should dial the following number for a digital playback: 1-719-457-0820. It will be required to reference the pass code # 452667 for all digital playbacks. The playback will be available after 1:00 p.m. EST MONDAY, JULY 7, 2003 THROUGH FRIDAY, JULY 11, 2003 UNTIL MIDNIGHT. The call will be posted to our website the following week at: http//www.galaxyfoods.com.

                      ABOUT GALAXY NUTRITIONAL FOODS, INC.

Galaxy Nutritional Foods is the leading producer of health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. These phytonutrient-enriched products, made from nature's best grains - soy, rice and oats - are low and no fat (no saturated fat and no trans-fatty acids), have no cholesterol, no lactose, are growth hormone and antibiotic free and have more calcium, vitamins and minerals than conventional dairy products. Because they are made with plant proteins, they are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the nutritional or functional foods category, the fastest growing segment of the retail food market. Galaxy brand names include:
Veggie Nature's Alternative to Milk(R), Galaxy Nutritional Foods(R), Soyco(R), Soymage(R), Wholesome Valley(R), formagg(R), Lite Bakery(R), Veggie Cafe(TM) and Veggie Lite Bakery(TM). For more information, please visit Galaxy's website at www.galaxyfoods.com.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.

                    (Financial statements on following pages)

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

                         GALAXY NUTRITIONAL FOODS, INC.
                                 BALANCE SHEETS
                                   (UNAUDITED)

                                                                  MARCH 31,        MARCH 31,
                                                                    2003             2002
                                                                ------------     ------------
                                     ASSETS
CURRENT ASSETS:
  Cash                                                          $      1,598     $        168
  Trade receivables, net of allowance for doubtful
    accounts of $487,000 and $678,000                              5,109,247        5,283,187
  Inventories                                                      5,294,500        5,748,652
  Prepaid expenses and other                                         553,396          555,520
                                                                ------------     ------------

         Total current assets                                     10,958,741       11,587,527

PROPERTY AND EQUIPMENT, NET                                       22,168,404       24,180,636
OTHER ASSETS                                                         274,918          479,387
                                                                ------------     ------------

         TOTAL                                                  $ 33,402,063     $ 36,247,550
                                                                ============     ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Book overdrafts                                               $  1,151,276     $  1,192,856
  Line of credit                                                   4,939,894        5,523,875
  Accounts payable                                                 2,622,996        5,399,143
  Accrued liabilities                                              1,891,773          994,341
  Current portion of term notes payable                            1,497,760        1,809,000
  Current portion of subordinated note payable                     2,000,000               --
  Current portion of obligations under capital leases                363,152          349,380
                                                                ------------     ------------

         Total current liabilities                                14,466,851       15,268,595

TERM NOTES PAYABLE, less current portion                           7,786,985        8,391,535
SUBORDINATED NOTE PAYABLE, less current portion                    2,000,000        3,385,770
OBLIGATIONS UNDER CAPITAL LEASES, less current portion               383,210          734,156
                                                                ------------     ------------

         Total liabilities                                        24,637,046       27,780,056
                                                                ------------     ------------

COMMITMENTS AND CONTINGENCIES                                             --               --

REDEEMABLE CONVERTIBLE PREFERRED STOCK                             2,324,671        2,156,311

STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value, authorized 85,000,000
    shares; 12,761,685 and 11,540,041 shares issued                  127,617          115,400
  Additional paid-in capital                                      59,800,732       60,717,914
  Accumulated deficit                                            (40,595,342)     (41,629,470)
                                                                ------------     ------------

                                                                  19,333,007       19,203,844
  Less:  Notes receivable arising from the exercise of stock
         options and sale of common stock                        (12,772,200)     (12,772,200)
        Treasury stock, 26,843 shares, at cost                      (120,461)        (120,461)
                                                                ------------     ------------

         Total stockholders' equity                                6,440,346        6,311,183
                                                                ------------     ------------

         TOTAL                                                  $ 33,402,063     $ 36,247,550
                                                                ============     ============

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

                         GALAXY NUTRITIONAL FOODS, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

YEARS ENDED MARCH 31,                                      2003             2002             2001
                                                       ------------     ------------     ------------
NET SALES                                              $ 40,008,769     $ 42,927,104     $ 45,085,937

COST OF GOODS SOLD                                       28,080,188       35,276,362       32,841,748
                                                       ------------     ------------     ------------
    Gross margin                                         11,928,581        7,650,742       12,244,189
                                                       ------------     ------------     ------------

OPERATING EXPENSES:
Selling                                                   4,958,272        8,573,957        8,950,982
Delivery                                                  2,008,638        2,475,989        2,454,616
Non-cash compensation related to options & warrants      (2,906,762)       2,373,662        1,116,444
General and administrative                                3,570,889        5,348,513        3,323,435
Research and development                                    232,552          261,972          265,949
                                                       ------------     ------------     ------------
   Total operating expenses                               7,863,589       19,034,093       16,111,426
                                                       ------------     ------------     ------------

INCOME (LOSS) FROM OPERATIONS                             4,064,992      (11,383,351)      (3,867,237)
                                                       ------------     ------------     ------------

OTHER INCOME (EXPENSE):
Interest expense                                         (2,923,215)      (3,594,091)      (2,047,097)
Loss on disposal of assets                                  (47,649)        (464,190)              --
Other                                                       (60,000)         (57,520)         (25,000)
                                                       ------------     ------------     ------------
Total                                                    (3,030,864)      (4,115,801)      (2,072,097)
                                                       ------------     ------------     ------------

INCOME (LOSS) BEFORE INCOME TAXES                         1,034,128      (15,499,152)      (5,939,334)

INCOME TAX BENEFIT (EXPENSE)                                     --       (1,560,000)         240,000
                                                       ------------     ------------     ------------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING POLICY                                       1,034,128      (17,059,152)      (5,699,334)

Cumulative Effect of Change in Accounting Policy                 --               --         (786,429)
                                                       ------------     ------------     ------------

NET INCOME (LOSS)                                      $  1,034,128     $(17,059,152)    $ (6,485,763)

Preferred Stock Dividends                                   264,314          350,000
Preferred Stock Accretion to Redemption Value             1,370,891        1,738,843               --
                                                       ------------     ------------     ------------

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS              $   (601,077)    $(19,147,995)    $ (6,485,763)
                                                       ============     ============     ============

BASIC NET LOSS PER COMMON SHARE BEFORE CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING POLICY                $      (0.05)    $      (1.81)    $      (0.61)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING POLICY                 --               --            (0.08)
                                                       ------------     ------------     ------------

NET LOSS PER COMMON SHARE                              $      (0.05)    $      (1.81)    $      (0.69)
                                                       ============     ============     ============

DILUTED NET LOSS PER COMMON SHARE BEFORE CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING POLICY                $      (0.05)    $      (1.81)    $      (0.61)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING POLICY                 --               --            (0.08)
                                                       ------------     ------------     ------------

NET LOSS PER COMMON SHARE                              $      (0.05)    $      (1.81)    $      (0.69)
                                                       ============     ============     ============

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

                         GALAXY NUTRITIONAL FOODS, INC.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

YEARS ENDED MARCH 31,                                                    2003             2002             2001
                                                                     ------------     ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss)                                                  $  1,034,128     $(17,059,152)    $ (6,485,763)
  Adjustments to reconcile net income (loss) to net cash
    from (used in) operating activities:
      Depreciation                                                      2,273,349        2,362,900        1,605,149
      Amortization of debt discount and financing costs                 1,264,273        1,069,522          220,407
      Deferred tax expense (benefit)                                           --        1,560,000         (240,000)
      Provision for losses on trade receivables                          (190,967)         925,836          200,000
      Non-cash compensation related to variable options and stock
        issued under non-recourse note receivable                      (3,060,000)       1,960,000        1,100,000
      Amortization of consulting and director fee expense paid
        through issuance of common stock warrants                         153,238          413,662           16,444
      Loss on disposal of assets                                           47,649          464,190               --
      (Increase) decrease in:
        Trade receivables                                                 364,907        1,844,538         (796,625)
        Inventories                                                       454,152        5,025,888       (1,751,592)
        Prepaid expenses and other                                          2,124        1,260,490          191,201
      Increase (decrease) in:
        Accounts payable                                               (1,589,514)      (4,056,922)       4,439,509
        Accrued liabilities                                               422,536          500,559          (23,552)
                                                                     ------------     ------------     ------------

   NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                  1,175,875       (3,728,489)      (1,524,822)
                                                                     ------------     ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                     (214,003)        (140,277)     (10,887,497)
  Decrease in other assets                                                113,977            1,801           78,136
                                                                     ------------     ------------     ------------

   NET CASH USED IN INVESTING ACTIVITIES                                 (100,026)        (138,476)     (10,809,361)
                                                                     ------------     ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in book overdrafts                                  (41,580)         746,027       (1,247,924)
  Net borrowings (payments) on line of credit                            (583,981)      (3,252,403)       6,313,207
  Borrowings on term notes payable                                        500,000          330,000        7,380,593
  Repayments on term notes payable                                     (1,763,265)      (1,409,964)         (93,000)
  Borrowings on subordinated note payable                                      --               --          123,183
  Repayments on subordinated note payable                                      --         (815,000)              --
  Financing costs for long term debt                                     (239,539)         (25,000)         (47,832)
  Principal payments on capital lease obligations                        (431,937)        (539,399)         (41,613)
  Proceeds from issuance of common stock, net of offering costs         1,481,633        3,841,091           68,147
  Proceeds from exercise of common stock options                            4,250           19,521               --
  Proceeds from exercise of common stock warrants, net of costs                --        2,070,801               --
  Proceeds from issuance of preferred stock, net of costs                      --        2,900,959               --
  Purchase of treasury stock                                                   --               --         (120,461)
                                                                     ------------     ------------     ------------

   NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                 (1,074,419)       3,866,633       12,334,300
                                                                     ------------     ------------     ------------

NET INCREASE (DECREASE) IN CASH                                             1,430             (332)             117

CASH, BEGINNING OF YEAR                                                       168              500              383
                                                                     ------------     ------------     ------------

CASH, END OF YEAR                                                    $      1,598     $        168     $        500
                                                                     ============     ============     ============

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

                         GALAXY NUTRITIONAL FOODS, INC.
                              EBITDA RECONCILIATION
                                   (UNAUDITED)

YEARS ENDED MARCH 31,              2003             2002              2001
                               ------------     ------------      ------------

NET SALES                      $ 40,008,769     $ 42,927,104      $ 45,085,937
                               ------------     ------------      ------------

NET INCOME (LOSS)              $  1,034,128     $(17,059,152)     $ (6,485,763)
  PLUS:
Interest expense                  2,923,215        3,594,091         2,047,097
Tax expense (income)                     --        1,560,000          (240,000)
Depreciation expense              2,273,349        2,362,900         1,605,149
                               ------------     ------------      ------------
    EBITDA                     $  6,230,692     $ (9,524,161)     $ (3,073,517)
                               ------------     ------------      ------------

                               ------------     ------------      ------------
     AS A % OF NET SALES               15.6%           (22.2%)            (6.8%)
                               ============     ============      ============

                                 **************

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